Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

     Listed below are subsidiaries of CIGNA Corporation as of December 31, 1999 with their jurisdictions of organization shown in parentheses. Those subsidiaries not listed would not, in the aggregate, constitute a "significant subsidiary" of CIGNA Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.

CIGNA Holdings, Inc. (Delaware)
I.   Connecticut General Corporation (Connecticut)
     A.  CG Trust Company (Illinois)
     B.  CIGNA Dental Health, Inc. (Florida)
         (1)    CIGNA Dental Health of California, Inc. (California)
         (2)    CIGNA Dental Health of Colorado, Inc. (Colorado)
         (3)    CIGNA Dental Health of Delaware, Inc. (Delaware)
         (4)    CIGNA Dental Health of Florida, Inc. (Florida)
         (5)    CIGNA Dental Health of Kansas, Inc. (Kansas)
         (6)    CIGNA Dental Health of Kentucky, Inc. (Kentucky)
         (7)    CIGNA Dental Health of Maryland, Inc. (Delaware)
         (8)    CIGNA Dental Health of New Jersey, Inc. (New Jersey)
         (9)    CIGNA Dental Health of New Mexico, Inc. (New Mexico)
         (10)   CIGNA Dental Health of North Carolina, Inc. (North Carolina)
         (11)   CIGNA Dental Health of Ohio, Inc. (Ohio)
         (12)   CIGNA Dental Health of Pennsylvania, Inc. (Pennsylvania)
         (13)   CIGNA Dental Health of Texas, Inc. (Texas)
         (14)   CIGNA Dental Health Plan of Arizona, Inc. (Arizona)
     C.  CIGNA Financial Services, Inc. (Delaware)
     D.  CIGNA Health Corporation (Delaware)
         (1)    Healthsource, Inc. (New Hampshire)
                (a)  Healthsource Corporate Services, Inc. (New Hampshire)
                    (i) Healthsource Innovative Medical Management, Inc. (New Hampshire)
                (b)  Healthsource Health Plans, Inc. (North Carolina)
                    (i)  CIGNA HealthCare of North Carolina, Inc. (North
                         Carolina)
                    (ii) Healthsource North Carolina, Inc. (North Carolina)
                    (iii) Healthsource North Carolina Administrators, Inc.
                         (North Carolina)
                (c)  Healthsource Indiana, Inc. (New Hampshire)
                    (i)  Healthsource Indiana Insurance Company  (Indiana)
                    (ii) Healthsource Indiana Managed Care Plan, Inc. (Indiana)
                (d)  Healthsource Insurance Group, Inc. (New Hampshire)
                (e)  Healthsource Kentucky, Inc. (Kentucky)
                (f)  Healthsource Maine, Inc. (Maine)
                (g)  Healthsource Maine Preferred, Inc. (New Hampshire)
                (h)  Healthsource Management, Inc. (New Hampshire)
                    (i)  Healthsource Syracuse, Inc. (New Hampshire)
                         (a) Healthsource HMO of New York, Inc. (New York)
                         (b) Healthsource Preferred of New York, Inc.(New York)
                    (ii) CIGNA HealthCare of Tennessee, Inc.  (Tennessee)
                    (iii)Healthsource Tennessee Preferred, Inc. (Tennessee)
                (i)  CIGNA HealthCare of Massachusetts, Inc. (Massachusetts)
                (j)  Healthsource Metropolitan New York Holding Company, Inc.
                    (New Hampshire)
                    (i)  Healthsource New York/New Jersey, Inc. (New York)
                (k)  Healthsource New Hampshire, Inc. (New Hampshire)
                (l)  Healthsource Ohio Preferred, Inc. (Ohio)



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                (m)  Healthsource Preferred, Inc.  (New Hampshire)
                (n)  Healthsource Rhode Island, Inc. (Rhode Island)
                (o)  Healthsource RX, Inc. (New Hampshire)
                (p)  Healthsource South, Inc. (New Hampshire)
                     (i)  CIGNA HealthCare of Georgia, Inc.  (Georgia)
                     (ii) CIGNA HealthCare of Texas , Inc. (Texas)
                     (iii)Healthsource Arkansas Ventures, Inc. (Arkansas)
                          (a)Healthsource Arkansas, Inc. (Arkansas)
                          (b)Healthsource Arkansas Preferred, Inc. (Arkansas)
                     (iv) Healthsource Insurance Company (Tennessee)
                (q)  Physicians' Health Systems (South Carolina)
                     (i)  Healthsource Insurance Services, Inc.(South Carolina)
                     (ii) Healthsource South Carolina, Inc. (South Carolina)
                (r)  Arizona Health Plan, Inc. (Arizona)
                (s)  CIGNA HealthCare Mid-Atlantic, Inc. (Maryland)
                (t)  CIGNA HealthCare of Arizona, Inc. (Arizona)
                     (i) CIGNA Community Choice, Inc. (Arizona)
                (u)  CIGNA HealthCare of California, Inc. (California)
                (v)  CIGNA HealthCare of Colorado, Inc. (Colorado)
                (w)  CIGNA HealthCare of Connecticut, Inc. (Connecticut)
                (x)  CIGNA HealthCare of Delaware, Inc. (Delaware)
                (y)  CIGNA HealthCare of Florida, Inc. (Florida)
                (z)  CIGNA HealthCare of Illinois, Inc. (Delaware)
                     (99.60% with balance owned by non-affiliate)
                (aa) CIGNA Healthplan of Louisiana, Inc. (Louisiana)
                (bb) CIGNA HealthCare of New Jersey, Inc. (New Jersey)
                (cc) CIGNA HealthCare of New York, Inc. (New York)
                (dd) CIGNA HealthCare of Ohio, Inc. (Ohio)
                (ee) CIGNA HealthCare of Oklahoma, Inc. (Oklahoma)
                (ff) CIGNA HealthCare of Pennsylvania, Inc. (Pennsylvania)
                (gg) CIGNA HealthCare of St. Louis, Inc. (Missouri)
                (hh) CIGNA HealthCare of Utah, Inc. (Utah)
                (ii) CIGNA HealthCare of Virginia, Inc. (Virginia)
                (jj) Lovelace Health Systems, Inc. (New Mexico)
                (kk) Ross Loos Hospital, Inc. (California)
                (ll) Temple Insurance Company Limited (Bermuda)
     E.  CIGNA Life Insurance Company of Canada (Canada)
     F.  CIGNA Life Insurance Company of New York (New York)
     G.  CIGNA RE Corporation (Delaware)
     H.  Connecticut General Life Insurance Company (Connecticut)
         (1)    All-Net Preferred Providers, Inc. (Delaware)
         (2)    CIGNA Life Insurance Company (Connecticut)
     I.  Global Portfolio Strategies, Inc. (Connecticut)
     J.  INA Himawari Life Insurance Co., Ltd. (Japan)
           (61% with balance owned by non-affiliate)
     K.  International Rehabilitation Associates, Inc. (Delaware)
     L.  Life Insurance Company of North America (Pennsylvania)
         (1)    CIGNA Direct Marketing Company, Inc. (Delaware)
         (2)    LINATEX, Inc. (Delaware)
     M.  CIGNA Behavioral Health, Inc. (Minnesota)



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II.  CIGNA Global Holdings, Inc.  (Delaware)
     A.  Amico Assistencia Medica A Industria E Comercio Ltda. (Brazil)
          (69% with balance owned by affiliate)
     B.  CIGNA Brazil Holdings, Inc. (Delaware)
         (1)    CIGNA Brasil Participacoes Ltda. (Brazil)
                (a) CIGNA Servicos Ltda. (Brazil) (99.9% with balance owned by affiliate)
                (b) Excel CIGNA Seguardora S.A. (Brazil) (50% with balance owned by non-affiliate)
     C.  CIGNA Global Reinsurance Company, Ltd. (Bermuda)
         (1)    CIGNA Holdings Overseas, Inc. (Delaware)
                (a) CIGNA Argentina Compania de Seguros S.A. (Argentina)
                (b) CIGNA European Services (UK) Limited  (United Kingdom)
                (c) CIGNA Life Insurance Company of Europe S.A.- N.V. (Belgium)
                (d) CIGNA Life Insurance Company of New Zealand Limited (New
                    Zealand)
                (e) Empresa Guatemalteca CIGNA de Seguros, Sociedad Anonima
                    (97.4% with balance owned by non-affiliates)
                (f) INA Seguradora S.A. (Brazil) (99.7% with balance owned by non-affiliates)
                (g) Inversiones CIGNA Limitada (Chile)
                    (i) CIGNA Compania de Seguros de Vida (Chile) S.A. (Chile) (98.6% with balance owned by non-affiliates)
                    (ii) CIGNA Saluda Isapre S.A. (Chile) (96.8% with balance
                         owned by non-affiliates)
         (2)    CIGNA Worldwide Insurance Company (Delaware)
                (a) PCIB CIGNA Life Insurance Corporation (Philippines)
                    (50% with balance owned by non-affiliate)
                (b) P.T. Asuransi Niaga CIGNA Life (Indonesia) (60% with balance owned by non-affiliate)
     D.  CIGNA Healthcare Management Company (India) Private Limited (India)
     E.  CIGNA International Corporation (Delaware)
         (1)    CIGNA Eastern Europe Sp. z o.o. (Poland)
     F.  CIGNA International Services, Inc. (Delaware)
     G.  CIGNA Servicios Administrativos, S.A. de C.V. (Mexico)
     H.  CIGNA S.A. (Poland) (75.4% with balance owned by non-affiliate)
     I.  CIGNA Stu S.A. (Poland) (49% with balance owned by non-affiliate)
     J. Philippine HealthCare Providers, Inc. (Philippines) (30% with balance owned by non-affiliates)
     K. Planes de Salud Integral, S.A. de C.V. (Mexico) (45% with balance owned by non-affiliates)
     L. Yasuda Kasai CIGNA Securities Company, Ltd. (Japan) (50% with balance owned by non-affiliate)
III. CIGNA Investment Group, Inc. (Delaware)
     A.  CIGNA International Finance Inc. (Delaware)
         (1)    CIGNA International Investment Advisors, Ltd. (Delaware)
                (a) CIGNA International Investment Advisors Australia Limited
                    (Australia)
                (b) CIGNA International Investment Advisors K.K. (Japan)
     B.  CIGNA Investment Advisory Company, Inc. (Delaware)
     C.  CIGNA Investments, Inc. (Delaware)
         (1)    CIGNA Advisory Partners, Inc. (Delaware)
         (2)    CIGNA Financial Futures, Inc. (Delaware)
         (3)    CIGNA Leveraged Capital Fund, Inc. (Delaware)
                (a) CIGNA Funding Limited Partnership (Delaware)